UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Gaiam, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Gaiam, Inc.
360 Interlocken Boulevard
Broomfield, Colorado 80021

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 19, 2007

To our shareholders:

          The 2007 annual meeting of shareholders of Gaiam, Inc., a Colorado corporation, will be held on Tuesday, June 19, 2007, at 4:30 p.m. at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021, for the following purposes:

1.	to elect directors of Gaiam to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	to transact such other business as may properly come before the annual meeting, or any adjournment(s) or postponement(s) thereof.

Gaiam’s board of directors has fixed the close of business on Friday, April 20, 2007, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting. A complete list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder of Gaiam prior to the annual meeting, upon written request showing a proper purpose, during normal business hours at Gaiam’s Broomfield, Colorado office. Only shareholders of record on the April 20, 2007 record date are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

          A copy of a proxy statement, a proxy card and Gaiam’s Annual Report for the year ended December 31, 2006 accompany this notice. These materials will first be sent to shareholders on or before May 23, 2007.

          Shareholders are cordially invited to attend the annual meeting in person. To assure you are represented at the annual meeting, please complete and sign the enclosed proxy card and return it promptly.

By Order of the Board of Directors,

John Jackson, Secretary
Broomfield, Colorado
April 20, 2007

          YOUR VOTE IS IMPORTANT. WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES.

Gaiam, Inc.
360 Interlocken Boulevard
Broomfield, Colorado 80021

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 19, 2007

          This proxy statement and the accompanying proxy card are being furnished to the shareholders of Gaiam, Inc. in connection with the solicitation of proxies by and on behalf of the Board of Directors of Gaiam for use at its 2007 annual meeting of shareholders to be held on Tuesday, June 19, 2007, starting at 4:30 p.m. at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021, and at any adjournment(s) or postponement(s) thereof. This proxy statement and the accompanying proxy card will be mailed to shareholders on or before May 23, 2007.

PURPOSE OF ANNUAL MEETING

          At the annual meeting, shareholders will be asked: (i) to elect directors of Gaiam to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified and (ii) to transact such other business as may properly be brought before the annual meeting. Our Board recommends a vote “FOR” the election of the nominees for directors of Gaiam listed below.

QUORUM AND VOTING RIGHTS

          The presence, in person or by proxy, of the holders of a majority of the outstanding votes eligible to be cast by our Class A and Class B Common Stock is necessary to constitute a quorum at the annual meeting. Only shareholders of record at the close of business on the record date, Friday, April 20, 2007, will be entitled to notice of, and to vote at, the annual meeting. As of April 10, 2007, there were 19,252,456 shares of Class A Common Stock, par value $.0001, and 5,400,000 shares of Class B Common Stock, par value $.0001, outstanding and entitled to vote. Holders of Class A Common Stock as of the record date are entitled to one vote for each share held and holders of Class B Common Stock as of the record date are entitled to ten votes for each share held. The holders of the Class A and Class B Common Stock will vote together. Cumulative voting is not permitted for any purpose. Once a quorum is present, the affirmative vote of a majority of the votes eligible to be cast on any subject matter shall be the act of the shareholders, other than with respect to the election of directors as described below.

          Mr. Jirka Rysavy, our Chairman and Chief Executive Officer, holds all 5,400,000 outstanding shares of Class B Common Stock and 1,118,682 shares of Class A Common Stock. These shares are sufficient to constitute a quorum and to elect all Gaiam directors and Mr. Rysavy has indicated that he plans to be present at the meeting and vote in favor of the directors nominated by our Board.

          All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. Abstentions and broker non-votes will have no effect on the result of the vote, although they will count towards the presence of a quorum. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with Gaiam a written revocation of the proxy, (b) appearing at the annual meeting and voting in person, or (c) submitting to Gaiam a duly executed proxy bearing a later date.

          The cost of preparing, printing, assembling and mailing this proxy statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by Gaiam. In addition, officers, directors and other employees of Gaiam may solicit proxies by written communication, telephone or telegraph. These persons will receive no special compensation for any solicitation activities.

          IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW (UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY). IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY GAIAM’S BOARD, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS. JIRKA RYSAVY, WHO HOLDS 1,118,682 OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK AND 100% OF THE OUTSTANDING SHARES OF CLASS B COMMON STOCK, HAS INFORMED GAIAM THAT HE INTENDS TO VOTE HIS SHARES IN FAVOR OF THE NOMINEES SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL—ELECTION OF DIRECTORS

Nominees for Election as Directors

          The Board proposes that Jirka Rysavy, Lynn Powers, James Argyropoulos, Barnet M. Feinblum, Barbara Mowry, Ted Nark and Paul H. Ray be elected as directors of Gaiam, to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Unless contrary instructions are given, the proxies will be voted for these nominees. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable for service. If for any unforeseen reason any nominee should decline or be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given.

          The names of the nominees, their ages as of December 31, 2006, the years in which they began serving as directors if applicable, and their positions are set forth below. Each of the nominees is currently serving as a director of Gaiam.

          JIRKA RYSAVY—age 52—Founder, Chairman and Chief Executive Officer of Gaiam. He has been Chairman since Gaiam’s inception and became our full-time Chief Executive Officer in December 1998. In 1986, Mr. Rysavy founded Corporate Express, Inc., which, under his leadership, grew to become a Fortune 500 company supplying office and computer products and services. He was its Chairman and Chief Executive Officer until September 1998. Mr. Rysavy also founded and served as Chairman and Chief Executive Officer of Crystal Market, a health foods market, which was sold in 1987 to become the first Wild Oats Markets store.

          LYNN POWERS—age 57—President, Director and Chief Executive Officer of North American operations of Gaiam. Ms. Powers has been President and a Director since February 1996. From February 1996 until September 2001, she was Chief Operating Officer, when she was promoted to Chief Executive Officer of North American operations. From 1992 to 1996, she was Chief Executive Officer of La Scelta, an importer of natural fiber clothing products. Before that, Ms. Powers was Senior Vice President Marketing/Strategic Development and Vice President Merchandising of Miller’s Outpost, a specialty retailer.

          JAMES ARGYROPOULOS—age 63—Director since May 2002. Mr. Argyropoulos has been primarily engaged as a private investor over the last fifteen years. Mr. Argyropoulos founded The Walking Company, a lifestyle specialty retailer, and served as its Chairman from 1992 until 2004. Previously Mr. Argyropoulos served as Chairman and Chief Executive Officer of The Cherokee Group Inc., a shoe manufacturing and apparel business he founded in 1972.

          BARNET M. FEINBLUM—age 59—Director since October 1999. Mr. Feinblum is the President and Chief Executive Officer of Organic Vintners, a marketer of organic wines. Mr. Feinblum was the President, Chief Executive Officer and Director of Horizon Organic Dairy from May 1995 to January 2000. From July 1993 through March 1995, Mr. Feinblum was the President of Natural Venture Partners, a private investment company. From August 1976 until August 1993, Mr. Feinblum held various positions at Celestial Seasonings, Inc., including President, Chief Executive Officer, and Chairman of the Board. Mr. Feinblum is also a director of Seventh Generation, Inc.

          BARBARA MOWRY—age 59—Director since October 1999. Since 2003, Ms. Mowry has been Chief Executive Officer of Silver Creek Systems, a provider of enterprise data usability software. From 1997 until February 2001, Ms. Mowry was the President and Chief Executive Officer of Requisite Technology, a business-to-business e-commerce company specializing in the creation and management of electronic content and catalogs. Prior to joining Requisite Technology, Ms. Mowry was an officer of Telecommunications, Inc. (cable television) from 1995 to 1997; and UAL, Inc. (airline) from 1983 to 1990.

          TED NARK—age 48—Director since June 2005. Since July 2006, Mr. Nark has served as a partner at Leonard Green and Partners, a private equity investment firm based in Los Angeles, California. Mr. Nark served as Chief Executive Officer of White Cap Construction Supply, a distributor of specialty hardware, tools and materials to construction contractors, from April 2002 through January 2006. From 1998 until 2002, Mr. Nark was the Chief Executive Officer and Manager Director of Corporate Express Australia, a publicly traded business to business office product distribution company in Australia. From 1992 until 1998, Mr. Nark worked for Corporate Express, Inc., as Northwest Division President from 1992 to 1995, and then as Group President from 1995 to 1998. Mr. Nark also serves on the Board of Directors of FTD Group, Inc. and Leslie’s Poolmart, Inc.

          PAUL H. RAY—age 67—Director since October 1999. Since 2000, Mr. Ray has been the Chief Executive Officer of Integral Partnerships LLC, a consulting firm specializing in Cultural Creative topics. From 1986 until 2000, he was Executive Vice President of American LIVES, Inc., a market research and opinion-polling firm. Prior to joining American LIVES, Mr. Ray was Chief of Policy Research on Energy Conservation at the Department of Energy, Mines and Resources of the Government of Canada from 1981 to 1983. From 1973 to 1981, Mr. Ray was Associate Professor of Urban Planning at the University of Michigan. He is the author of “The Integral Culture Survey,” which first identified the Cultural Creatives subculture.

          Each director serves for a one-year term.

          Directors will be elected by a plurality of the votes cast. If no instructions are indicated on a proxy card, the shares will be voted “FOR” the election of these nominees for director. Because director nominees must receive a plurality of the votes cast at the annual meeting, a vote withheld from a particular nominee or from all nominees will not affect the election of that nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE NOMINEES OF THE BOARD

DIRECTOR INDEPENDENCE, COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

          The Gaiam Board of Directors currently consists of seven members and meets regularly during the year. The Board of Directors has determined that each of Messrs. Argyropoulos, Feinblum, Nark and Ray and Ms. Mowry are independent as defined by the listing standards of the NASDAQ Stock Market.

          In 2006, our Board held four meetings. Each director who served as director attended over 75% of the aggregated number of meetings of our Board and of the Committees of our Board on which the director served during 2006.

          All of the directors attended the 2006 annual meeting. Gaiam’s policy on attendance by directors at the annual meeting encourages our directors to attend the annual meeting unless they have a scheduling conflict.

          The Board of Directors generally has four regularly scheduled meetings during the year. We have five independent directors. Executive sessions (without management) are generally adjacent to a regularly scheduled Board meeting. Our Board has standing audit and compensation committees. We have adopted written charters for both committees, which can be found at: www.gaiam.com/corporate/.

          Audit Committee. During 2006, the Audit Committee consisted of Messrs. Feinblum and Argyropoulos and Ms. Mowry, and each member of the committee is independent within the meaning of rules of NASDAQ Stock Market. During 2006, Barnet Feinblum served as chairperson of the Audit Committee and was an “audit committee financial expert,” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for the appointment, compensation and oversight of Gaiam’s auditor and for approval of any non-audit services provided by the auditor. The Audit Committee also oversees (a) management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (b) management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning; and (c) management’s establishment and maintenance of processes to assure our compliance with all laws, regulations and company policies relating to financial reporting. The Audit Committee held three in-person meetings and two telephonic meetings during 2006.

          Compensation Committee. The Compensation Committee consisted of Messrs. Ray and Nark and Ms. Mowry during 2006. During 2006, Barbara Mowry served as chairperson of the Compensation Committee. The Compensation Committee establishes compensation amounts and policies applicable to our executive officers, establishes salaries, bonuses and other compensation plans and matters for our executive officers and administers Gaiam’s stock option plans and employee stock purchase plan. The Compensation Committee held two in-person meetings and one telephonic meeting during 2006.

Compensation Committee Interlocks and Insider Participation

          During fiscal 2006, Gaiam’s Compensation Committee has been comprised of Barbara Mowry (Chairperson), Ted Nark and Paul Ray. None of these persons has at any time been an officer or employee of Gaiam. None of Gaiam’s executive officers serves or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Gaiam’s Board or the Compensation Committee.

          We do not have a nominating committee, and nominations for directors are made by our full Board. Gaiam is exempt from NASDAQ Stock Market rules with respect to nominating committees because Gaiam may be deemed a controlled company on the basis of Mr. Rysavy’s control of more than 50% of Gaiam’s voting power, and in light of Mr. Rysavy’s control, our Board does not believe a nominating committee would serve a purpose. Our bylaws set forth certain procedures that are required to be followed by shareholders in nominating persons for election to our Board. Generally, written notice of a proposed nomination must be received by Gaiam’s Corporate Secretary not later than the 45th day nor earlier than the 70th day prior to the anniversary of the mailing of the preceding year’s proxy materials. The Board considers a variety of factors when it selects candidates for election to the Board, including business experience, skills and expertise that are complimentary to those already represented on the Board, familiarity and identification with Gaiam’s mission, values and market segments, and other relevant factors. The Board will consider qualified director candidates recommended by shareholders. Because Gaiam is a controlled company under the NASDAQ Stock Market rules, the Board has not adopted a formal policy regarding the consideration of director candidates recommended by shareholders; however, the Board would not evaluate shareholder nominees differently from Board nominees.

DIRECTOR COMPENSATION

          Directors who are not employees of Gaiam or its affiliates, except for David Golden who as a representative of Revolution waived his fee, are paid a fee of $3,000 for each meeting of our Board that they attend, and a fee of $1,000 for each telephonic meeting attended. In addition, non-employee directors are paid a fee of $500 for attendance at each committee meeting and $250 for each telephonic committee meeting attended. Non-employee chairpersons of each standing committee receive an annual fee of $2,000. All directors elected to receive their 2006 compensation in Gaiam Class A common stock, except Mr. Ray, who elected to receive cash compensation.

Director Compensation Table

          The following table provides compensation information for the one year period ended December 31, 2006 for each non-employee member of our Board of Directors.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (1)	Option Awards (2)	Total

James Argyropoulos	—	$17,625	—	$17,625

Barnet M. Feinblum	—	$16,750	—	$16,750

Barbara Mowry	—	$18,000	—	$18,000

Ted Nark	—	$15,000	$11,475	$26,475

Paul H. Ray	$14,250	—	—	$14,250

(1)

Under the Non-Employee Director Compensation Plan, directors are entitled to receive $3,000 per in-person meeting, $1,000 per telephonic meeting, $500 per committee meeting, $250 per telephonic committee meeting, and $2,000 annually per committee for chairing. Directors may elect to receive stock in lieu of receiving cash. Amounts in the Stock Awards column represent the compensation expense for (and the grant date fair value of) the shares issued. Amounts in these columns include fees earned during 2006, some of which were not paid until 2007.

(2)

The amounts in the Options Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123R”), rather than an amount paid to or realized by Mr. Nark. Mr. Nark’s option award was issued pursuant to Gaiam’s 1999 Long-Term Incentive Plan in 2005 upon his joining the Board of Directors. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2006 are included in footnote 10 to Gaiam’s audited financial statements for the fiscal year ended December 31, 2006, included in Gaiam’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007. At fiscal year end, Mr. Argyropoulos and Mr. Nark each had 10,000 options awards outstanding and exercisable with grant date fair values calculated in accordance with FAS 123R of $75,700 and $24,400, respectively.

EXECUTIVE OFFICERS OF GAIAM

          The executive officers of Gaiam, Inc., their positions and their respective ages at December 31, 2006 were as follows:

Name	Age	Position

Jirka Rysavy	52	Chairman of the Board and Chief Executive Officer

Lynn Powers	57	President, Director, and CEO of North American Operations

Vilia Valentine	46	Chief Financial Officer and Treasurer

John Jackson	49	Secretary and Vice President of Corporate Development

          Executive officers are elected annually by Gaiam’s Board of Directors. Mr. Rysavy and Ms. Powers have been employed by Gaiam for more than the past five years. Biographical information about Mr. Rysavy and Ms. Powers is included herein under the heading “Election of Directors – Nominees for Election as Directors”.

          Ms. Valentine has been Gaiam’s Chief Financial Officer since April 2006 and was appointed Treasurer in March 2007. She joins Gaiam from Verio Inc. where as the acting CFO she managed all financial matters for domestic and international operations. Verio, a worldwide internet service provider, was purchased for $6.5 billion by NTT Communications Corporations (Japan), the world’s largest telecommunication company, in 2000. Prior to joining Verio, she was Vice-President and Controller for Corporate Express, Inc., a $4 billion corporate supplier, founded and run by Gaiam’s CEO Jirka Rysavy. Ms. Valentine was as a member of the management team that grew the company from $30 million to $3 billion in less than five years. Corporate express was purchased by Buhrmann NV (Dutch) for $2.3 billion in 1999.

          John Jackson has served as Gaiam’s Vice President of Corporate Development since June 2006 and was appointed Secretary in March 2007. Prior to joining Gaiam, Mr. Jackson served as the Chief Executive Officer for Alliance Management, LLC, a firm that he founded in 1999 that provided strategic alliance advisory services to domestic and international middle market business concerns.

BENEFICIAL OWNERSHIP OF SHARES

          The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 10, 2007, except as noted, for (i) each person (or group of affiliated persons) who, insofar as Gaiam has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Class A or Class B Common Stock of Gaiam, (ii) each director and nominee for director, (iii) each executive officer named in the table above, and (iv) all current directors and executive officers as a group.

Title of Class of Common Stock	Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership(2)	Percent of Class

Class A	Jirka Rysavy	(1)(3)	6,518,682	26.44%
	Prentice Capital Management, LP	(4)	4,282,658	22.24%
	Columbia Wagner Asset Management, L.P.	(5)	1,350,000	7.01%
	Mazama Capital Management, Inc.	(6)	1,224,000	6.36%
	Goodwood Inc.	(7)	1,044,213	5.42%
	Arbor Capital Management LLC	(8)	1,035,300	5.38%
	Lynn Powers	(9)	431,000	2.20%
	James Argyropoulos	(9)(10)	321,890	1.67%
	Barnet Feinblum	(11)	34,748	*
	Barbara Mowry		23,723	*
	Ted Nark	(9)	11,103	*
	Paul Ray		6,121	*
	Vilia Valentine	(9)	2,400	*
	John Jackson	(9)	2,000	*
	All directors and officers as a group (9 persons)	(3)(9)(10)(11)	7,351,667	29.40%

Class B	Jirka Rysavy		5,400,000	100.0%
	All directors and officers as a group (9 persons)		5,400,000	100.0%

* Indicates less than one percent ownership

(1)	The address of Mr. Rysavy is 360 Interlocken Blvd., Broomfield, Colorado, 80021.

(2)

This table is based upon information supplied by officers, directors and principal shareholders on Schedule 13Ds and 13Gs and Forms 3, 4 and 5 filed with the Securities and Exchange Commission. All beneficial ownership is direct, except as otherwise noted. Share amounts and percent of class include stock options exercisable within 60 days of April 10, 2007.

(3)	Includes 5,400,000 shares of Class A Common Stock obtainable upon conversion of Class B Common Stock.

(4)

According to a report on Schedule 13D filed with the Securities and Exchange Commission on April 2, 2007. Includes 4,270,953 shares managed by Prentice Capital Management, LP, 8,705 shares directly owned by Michael Zimmerman, and an additional 3,000 shares over which Mr. Zimmerman has beneficial ownership.. The address for Prentice Capital Management, LP and Mr. Zimmerman is 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

(5)

According to a report on Schedule 13G filed with the Securities and Exchange Commission on January 10, 2007. The address for Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(6)

According to a report on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2007. The address for Mazama Capital Management, Inc. is One Southwest Columbia Street, Suite 1500, Portland, OR 97258.

(7)

According to a report on Schedule 13G filed with the Securities and Exchange Commission on April 16, 2007. Includes shares held by Goodwood Fund, Arrow Goodwood Fund, Goodwood Capital Fund, The Goodwood Fund 2.0 Ltd. And MSS Equity Hedge 15, as to which Goodwood Inc. serves as investment manager. The stock of Goodwood Inc. is owned by 1354037 Ontario Inc., which is controlled by Peter H. Puccetti and J. Camerson MacDonald. The address for Goodwood Inc. is 212 King Street West, Suite 201, Toronto, Canada M5H 1K5.

(8)

According to a report on Schedule 13F filed with the Securities and Exchange Commission on February 15, 2007. The address for Arbor Capital Management LLC is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, MN 55402.

(9)

Includes the following shares issuable upon the exercise of stock options which can be exercised within sixty days of April 10, 2007: Ms. Powers, 332,000; Mr. Argyropoulos, 10,000; Mr. Nark, 10,000; Ms. Valentine, 2,400; and Mr. Jackson, 2,000.

(10)	Includes 303,333 shares of Class A Common Stock held by Argyropoulos Investors.

(11)	Includes 4,000 shares of Class A Common Stock held by Mr. Feinblum’s wife, as to which Mr. Feinblum disclaims beneficial ownership.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Our Compensation Program and Philosophy

          Gaiam’s compensation program is intended to meet three principal objectives: (1) attract, reward and retain qualified, energetic officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals that enhance stockholder value; and (3) support Gaiam’s corporate values by promoting internal equity and external competitiveness.

Our corporate values: personal development, health and wellness, and social and environmental responsibility.

          Gaiam’s executive compensation program is overseen and administered by the Compensation Committee (the “Committee”) of Gaiam’s Board of Directors, which is comprised entirely of independent directors as determined in accordance with various NASDAQ, Securities and Exchange Commission and Internal Revenue Code rules. The Committee operates under a written charter adopted by our Board and is empowered to review and approve the annual compensation and for Gaiam’s executive officers: Mr. Rysavy, Ms. Powers, Ms. Valentine, and Ms. Mathews. A copy of the charter is available on Gaiam’s Internet site at: www.gaiam.com/corporate/.

          The three principal objectives guide the Committee in assessing Gaiam’s executive and other compensation programs, including the proper allocation between long-term compensation, current cash compensation, and short-term bonus compensation. Other considerations include Gaiam’s business objectives, its fiduciary and corporate responsibilities (including internal considerations of fairness and affordability), competitive practices and trends, and regulatory requirements.

          In determining the particular elements of compensation that will be used to implement Gaiam’s overall compensation objectives, the Committee takes into consideration a number of factors related to Gaiam’s performance, such as our earnings per share, profitability, revenue growth, and business-unit-specific operational and financial performance, as well as the competitive environment for Gaiam’s business. Stock price performance has not been a factor in determining annual compensation because the price of Gaiam’s common stock is subject to a variety of factors outside of our control.

          From time to time, the Committee meets with Gaiam’s Chairman and Chief Executive Officer, Jirka Rysavy, our President, Lynn Powers, and/or other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives, other employees and directors. Management makes recommendations to the Committee on the base salary, bonus targets and equity compensation for the executive team and other employees. The Committee considers, but is not bound by and does not always accept, management’s recommendations with respect to executive compensation. The Committee also intends to seek input from its independent compensation consultant prior to making any final determinations on material aspects of our compensation programs, practices and packages.

          Mr. Rysavy attends some of the Committee’s meetings, but the Committee also holds executive sessions not attended by any members of management or non-independent directors. The Committee discusses Mr. Rysavy’s and Ms. Powers’ compensation packages with each of them, but makes decisions with respect to their compensation without them present. The Committee has the ultimate authority to make decisions with respect to the compensation of our named executive officers, but may, if it chooses, delegate any of its responsibilities to subcommittees. The Committee has delegated to the Administrative Committee of the Board, comprised of Mr. Rysavy and Ms. Powers, the authority to grant long-term incentive awards to employees at or below the level of business segment vice president under guidelines set by the Committee. The Committee also has authorized the Administrative Committee to make salary adjustments and short-term incentive (bonus) decisions for all employees other than certain officers under guidelines approved by the Committee.

Elements of Our Compensation Program

          The Committee believes that compensation paid to executive officers and other members of our senior management should be closely aligned with the Gaiam’s performance on both a short-term and a long-term basis, and that such compensation should assist us in attracting and retaining talented persons who are committed to our mission and critical to our long-term success. To that end, the Committee believes that the compensation packages for executive officers should consist of three principal components (each discussed in more detail below):

1.	annual base salary;

2.	annual incentive bonus, the amount of which is dependent on Gaiam’s and the individual’s performance during the prior fiscal year; and

3.

long-term incentive compensation, currently delivered in the form of stock options that are awarded periodically based on Gaiam’s performance and other factors described below, and that are designed to align executive officers’ economic interests with those of shareholders by rewarding outstanding performance and providing long-term incentives.

          Gaiam has selected these elements because each is considered useful and/or necessary to meet one or more of the principal objectives of our compensation policy. For instance, base salary and bonus target percentages are set with the goal of attracting employees and adequately compensating and rewarding them on a day-to-day basis for the time spent and the services they perform, while our equity programs are geared toward providing an incentive and reward for the achievement of long-term business objectives and retaining key talent. Gaiam believes that these elements of compensation, when combined, are effective, and will continue to be effective, in achieving the objectives of our compensation program.

          The Committee reviews Gaiam’s compensation program on an annual basis. In setting compensation levels for a particular executive, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the executive’s past and expected future contributions to our business. With the exception of Mr. Rysavy’s and Ms. Powers’ employment agreements, Gaiam does not have any employment or severance agreements with its executive officers.

Summary Compensation Table

          The following table includes information concerning compensation for the one year period ended December 31, 2006 in reference to our four most highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary (3)	Bonus (3)	Option Awards (4)	All Other Compensation (5) (6) (7)	Total

Jirka Rysavy (8)	2006	$296,712	—	—	—	$296,712
Chairman and Chief Executive Officer

Vilia Valentine (1)	2006	$145,753	$60,000	$52,818	$8,396	$266,967
Chief Financial Officer

Lynn Powers (8)	2006	$296,712	$100,000	$128,313	$991,346	$1,516,371
President, Director, and CEO of
North American Operations

Janet Mathews (2)	2006	$177,798	—	$23,895	$293,050	$494,743
Chief Administrative Officer

(1)	Ms. Valentine was hired as the Chief Financial Officer on April 10, 2006.

(2)	Ms. Mathews was the Chief Financial Officer until April 10, 2006, at which time she became the Chief Administrative Officer. Ms. Mathew left Gaiam on November 13, 2006.

(3)

The Salary and Bonus columns represent amounts earned during 2006 and because of the timing of bonuses do not represent amounts paid during 2006. The current annual salary rate for each named executive officer is $300,000 for Mr. Rysavy and Ms. Powers and $200,000 for Ms. Valentine. Bonuses are given at the discretion of the Compensation Committee of the Gaiam Board of Directors. The bonuses were paid in April 2007.

(4)

The amounts in the Option Awards column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, rather than an amount paid to or realized by the named executive officer. These option awards were issued pursuant to Gaiam’s 1999 Long-Term Incentive Plan and thus include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount for the fiscal year ended December 31, 2006 are included in footnote 10 to Gaiam’s audited financial statements for the fiscal year ended December 31, 2006, included in Gaiam’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007. Further information is included in the 2006 Grants of Plan-Based Awards and Outstanding Equity Awards At Fiscal Year-End tables.

(5)

The amounts in the All Other Compensation column include $962,500 for Ms. Powers and $288,750 for Ms. Mathews, representing the value realized (net of the exercise price) upon exercise of options conveyed to them by Mr. Rysavy in a transaction approved by Gaiam’s Compensation Committee. The options were issued pursuant to Gaiam’s 1999 Long-Term Incentive Plan, were fully vested at the time of transfer and had an exercise price of $4.375 per share. Shares received upon exercise of the options were restricted shares issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and were sold at a price of $14.00 per share.

(6)

The amount in the All Other Compensation column for Ms. Mathews also includes $4,300 which represents the financial reporting effect of the decision by Gaiam’s Compensation Committee of the Board of Directors to allow the vesting and exercise period to continue for 14,400 unvested options held by Ms. Mathews upon her departure from Gaiam. Ms. Mathews will continue to provide services to Gaiam on an as-needed consulting basis for 18 months. The fair value of these options on the date of modification, December 13, 2006, calculated in accordance with FAS 123R, was $114,531.

(7)	All Other Compensation includes the following accrued paid time off amounts as of December 31, 2006 that would be payable upon termination from Gaiam: Ms. Powers - $28,846 and Ms. Valentine - $8,396.

(8)

Mr. Rysavy and Ms. Powers have employment agreements with Gaiam which expire in August 2009 that may under certain circumstances entitle them to salary continuation upon termination during the remainder of the contract term.

          Base Salary. Base salaries for executive officers are reviewed on an annual basis and at the time of promotion or other change in responsibilities. Starting salary levels and increases in salary are based on subjective evaluation of such factors as the level of responsibility, individual performance, market value of the officer’s skill set, and internal salary relativity (meaning relative salary differences at Gaiam for different job levels).

          Annual Incentive Bonus. Incentive bonuses are generally granted based on a percentage of each executive officer’s base salary. For fiscal 2006, the bonus targets for participating officers ranged from 30% to 50% of base salary, depending on position. After the end of the fiscal year, the Committee determined the extent to which the performance goals were achieved, and approved the amount of the bonus to be paid to each participant. The total bonus award is determined according to the level of achievement of both the objective performance and individual performance goals. Below a minimum threshold level of performance, no awards may be granted pursuant to the objective performance goal.

          Long-Term Incentive Compensation. In fiscal 2006, long-term performance-based compensation of executive officers and other employees took the form of stock option awards granted pursuant to Gaiam’s 1999 Long-Term Incentive Plan (as restated as of June 22, 2006 (the “LTI Plan”). Awards under the LTI Plan have been broad-based, with over 18% of our full-time employees at all levels holding stock option awards as of December 31, 2006. The Committee continues to believe in the importance of equity ownership for all executive officers and a broader-based segment of our work force, for purposes of economic incentive, key employee retention and alignment with shareholders. The Committee believes the LTI Plan provides Gaiam with valuable flexibility to achieve a balance between continuing its successful practice of providing equity-based compensation for employees at all levels, and creating and maintaining long-term shareholder value.

          Stock option grants are typically made when a new executive officer is hired, and in determining the size of stock option grants, the Committee bases its determinations on such subjective considerations as Gaiam’s and the individual’s position within management, experience, market value of the executive’s skill set, and historical grant amounts to similarly positioned executives at Gaiam. All stock options granted by Gaiam during fiscal 2006 were granted with an exercise price equal to the closing price of the Common Stock on the date of grant and, accordingly, will have value only if the market price of the Common Stock increases after that date. The stock options granted pursuant to the LTI Plan vest at 2% per month during the 11th through 60th month after grant.

Grants of Plan-Based Awards Table

          The following table sets forth certain information with respect to the options granted during or for the year ended December 31, 2006 to any of our executive officers listed in the Summary Compensation Table above.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards (1)	Grant Date Fair Value of Stock and Option Awards (1)

Vilia Valentine	4/10/06	30,000	$16.00	$287,640
	9/14/06	30,000	$11.89	$209,094

(1)

These options were granted to Ms. Valentine in conjunction with her employment offer. The options were granted pursuant to Gaiam’s 1999 Long-Term Incentive Plan and approved by the Compensation Committee of the Board of Directors. The exercise price per share of these options was equal to the closing price of the underlying stock on the date of the grant. The grant date fair value of these options was determined in accordance with FAS 123R using the Black-Scholes option pricing model. For further information, see footnote 10 to Gaiam’s audited financial statements for the fiscal year ended December 31, 2006, included in Gaiam’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

Outstanding Equity Awards at Fiscal Year-End Table

          The following table includes certain information with respect to the value of unexercised options previously awarded to active executive officers named above in the Summary Compensation Table as of December 31, 2006.

	Option Awards

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price (1)	Option Expiration Date (1)

Name	Exercisable (1)	Unexercisable (1)

Vilia Valentine	—	30,000	$16.00	4/10/13
	—	30,000	$11.89	9/14/13

Lynn Powers	90,000	—	$15.25	12/06/07
	110,000	—	$10.16	5/23/08
	108,000	92,000	$ 5.30	11/20/10

(1)

This table reflects the status of option awards granted pursuant to Gaiam’s 1999 Long-Term Incentive Plan as of December 31, 2006. Gaiam’s options normally vest and become exercisable at 2% per month over the 50 months beginning in the eleventh month after date of grant. The exercise price of the options is normally equal to Gaiam’s closing stock market price on the date of grant and the options expire seven years from date of grant. For further information, see footnote 10 to Gaiam’s audited financial statements for the fiscal year ended December 31, 2006, included in Gaiam’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2007.

Option Exercises and Stock Vested Table

          The following table includes certain information with respect to the options exercised by the executive officers named above in the Summary Compensation Table during the year ended December 31, 2006.

	Option Awards

Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise (1)

Lynn Powers	160,000	$1,900,000

Janet Mathews	55,600	$483,209

(1)

All exercises of option awards during 2006 were cashless, meaning that the options were exercised and the shares issued upon exercise were immediately sold. The amount listed in the Value Realized on Exercise column is the sale price less the exercise price of the option times the number of shares issued and immediately sold. The options exercised in 2006 were scheduled to either expire or forfeit during 2006.

          Generally Available Benefit Programs. Gaiam maintains a tax-qualified 401(k) Plan, which provides for broad-based employee participation. Executive officers are eligible to participate in the 401(k) Plan on the same basis as other employees. In fiscal 2006, Gaiam did not make matching contributions to the 401(k) Plan, but we started making matching contributions on April 1, 2007. As of that time, under the 401(k) Plan, all Gaiam employees are eligible to receive matching contributions from Gaiam, and this matching contribution will be equal to $0.50 for each dollar contributed by an employee up to a maximum annual matching benefit of $1,500 per person. The matching contribution is calculated and paid on a payroll-by-payroll basis subject to applicable Federal limits. Gaiam does not provide defined benefit pension plans or defined contribution retirement plans to its executives or other employees other than: (a) the 401(k) Plan.

          In fiscal 2006, Gaiam’s executive officers were eligible to receive the same health care coverage that is generally available to other Gaiam employees. Gaiam also offers a number of other benefits to the named executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefits programs include the medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel insurance, wellness programs (including chiropractic, massage therapy, acupuncture, and fitness classes), relocation/expatriate programs and services, educational assistance, and certain other benefits.

          The 401(k) Plan and other generally available benefit programs allow Gaiam to remain competitive for employee talent, and the Committee believes that the availability of the benefit programs generally enhances employee productivity and loyalty to Gaiam. The main objectives of Gaiam’s benefits programs are to give our employees access to quality healthcare, financial protection from unforeseen events, assistance in achieving retirement financial goals, and enhanced health and productivity, in full compliance with applicable legal requirements. These generally available benefits typically do not specifically factor into decisions regarding an individual executive officer’s total compensation or LTI Plan award package.

          Change-in-Control and Severance Arrangements. Gaiam has no change of control or severance arrangements with its executive officers or other employees.

          Stock Option Grant Timing Practices

          During fiscal 2006, the Committee and the Board consistently applied the following guidelines for stock option grant timing practices.

1.

New Employees: stock option grants to new hires are effective on the first day of the new employee’s employment with Gaiam or upon approval by the Committee, and the exercise price for the options is set at the closing price of our common stock on that date.

2.

Existing Employees: stock option grants to existing employees are effective on the date that the Committee approves the grant, and the exercise price for the options is set at the closing price of our common stock on that date.

          Compensation of Chief Executive Officer

          During fiscal 2006, Mr. Rysavy received a weighted-average annual salary of $296,712. Mr. Rysavy serves as Gaiam’s Chairman of the Board of Directors and the Chief Executive Officer, and he is our largest shareholder. At Mr. Rysavy’s request, he was not awarded an incentive bonus or any stock options under our LTI Plan. The Committee and the Board of Directors strongly believes that Mr. Rysavy’s salary and overall compensation level are modest given the importance of Mr. Rysavy to Gaiam’s future, his previous experience and business accomplishments and the market value of his skill set as a chief executive.

          Employment Contracts and Consulting Arrangement for Departing Executive

          Gaiam does not have employment agreements with any executive officers besides Mr. Rysavy and Ms. Powers, and we do not have change of control agreements with any of its executive officers. However, Gaiam’s directors, officers, and managers are required to sign a confidentiality agreement and, upon receiving a stock option grant, a two-year non-compete agreement commencing with the date they leave Gaiam. Janet Mathews departed from Gaiam after 13 years of service to our company, and the Committee determined that it was in Gaiam’s best interests to enter into a consulting arrangement with Ms. Mathews whereby she agreed to assist with an orderly transition of her responsibilities to our executive officers and provide consulting services to Gaiam for 18 months following her departure. In exchange for these services, the Committee approved the continuation of the existing vesting schedule for the then-unvested stock options held by Ms. Mathews (representing 14,400 shares of Gaiam common stock) previously granted to Ms. Mathews pursuant to the LTI Plan so that these options would continue to vest, and would not expire, during the 18 month consulting period.

          Accounting and Tax Considerations

          In designing its compensation programs, Gaiam takes into consideration the accounting and tax effect that each element will or may have on Gaiam and the executive officers and other employees as a group. Gaiam aims to keep the expense related to its compensation programs as a whole within certain affordability levels. When determining how to apportion between differing elements of compensation, the goal is to meet Gaiam’s objectives while maintaining relative cost neutrality. For instance, if we increase benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid a compensation expense that is above the level then deemed affordable under existing circumstances. Gaiam recognizes a charge to earnings for accounting purposes equally from the grant date until the end of the vesting period.

          We have structured our compensation program to comply with Internal Revenue Code Sections 162(m) and 409A. Under Section 162(m) of the Internal Revenue Code, a limitation was placed on tax deductions of any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless the compensation is performance-based. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A, then the benefits are taxable in the first year they are not subject to a substantial risk of forfeiture. In such case, the Service Provider is subject to regular federal income tax, interest and an additional federal income tax of 20% of the benefit includible in income. Gaiam has no individuals with non-performance based compensation paid in excess of the Internal Revenue Code Section 162(m) tax deduction limit.

Compensation Committee Report

          The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, except to the extent that Gaiam specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as Amended (the “Securities Act”) or the Exchange Act.

          The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal 2006. Based on the review and discussions, the Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in Gaiam’s proxy statement for its 2007 Annual Meeting of Stockholders. This report is submitted by the Committee.

Compensation Committee

Barbara Mowery, Chairperson
Ted Nark
Paul Ray

AUDIT COMMITTEE REPORT

          The Audit Committee, on behalf of the Board of Directors, oversees management’s conduct of internal control processes and procedures for financial reporting designed to ensure the integrity and accuracy of our financial statements and to ensure that we are able to timely record, process and report information required for public disclosure.

          Gaiam’s management is responsible for establishing and maintaining adequate internal financial controls, for the preparation of Gaiam’s consolidated financial statements and for the public reporting process. The firm of Ehrhardt Keefe Steiner & Hottman P.C. (“EKS&H”), as Gaiam’s independent registered public accounting firm for 2006, was responsible for performing an independent audit of Gaiam’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon expressing its opinion as to whether Gaiam’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of Gaiam in conformity with accounting principles generally accepted in the United States. EKS&H was also responsible for performing an audit and expressing an opinion on management’s assessment of the effectiveness of Gaiam’s internal control over financial reporting, along with expressing its own opinion on the effectiveness of Gaiam’s internal control over financial reporting.

          In this context, the Audit Committee reviewed and discussed Gaiam’s audited consolidated financial statements for the year ended December 31, 2006 with management and representatives of EKS&H, management’s assessment of the effectiveness of Gaiam’s internal control over financial reporting and EKS&H’s evaluation of Gaiam’s internal control over financial reporting. EKS&H concluded, in its Report of Independent Registered Public Accounting Firm dated March 14, 2007, that “in our opinion, Gaiam, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006 based on the COSO Criteria.”

          The Audit Committee also discussed with EKS&H the matters required by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee reviewed with EKS&H, who was responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States, their judgment as to the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in our financial statements. Also, the Audit Committee discussed the results of the annual audit and such other matters required to be communicated with the Audit Committee under professional auditing standards.

          In discharging its oversight responsibility over the audit process, the Audit Committee obtained from our independent auditors statements describing all relationships between our independent auditors and us that might bear on our auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that may impact their objectivity and independence.

          The Audit Committee recommended to our Board that our audited financial statements for the year ended December 31, 2006 be included in our Annual Report on Form 10-K for 2006 for filing with the Securities and Exchange Commission, in reliance upon (1) the Audit Committee’s reviews and discussions with management and EKS&H; (2) management’s assessment of the effectiveness of Gaiam’s internal control over financial reporting; (3) the receipt of an opinion from EKS&H, dated March 14, 2007, stating Gaiam’s 2006 consolidated financial statements present fairly in all material respects, the consolidated financial position of Gaiam and its consolidated subsidiaries at December 31, 2006 and the consolidated results of operations and cash flows for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States, and (4) the receipt of EKS&H’s opinion on the effectiveness of Gaiam’s internal control over financial reporting dated March 14, 2007.

Audit Committee

Barnet Feinblum, Chairperson
James Argyropoulos
Barbara Mowry

          This report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act, except to the extent that Gaiam specifically requests that this information be treated as “soliciting material” or specifically incorporates this information by reference into a document filed under the Securities Act or the Exchange Act.

Disclosure of Independent Accountant Fees

          The following table presents fees for professional services rendered by EKS&H and E&Y, respectively, for the years ended December 31, 2006 and 2005:

EKS&H

Audit and Non-Audit Fees (in $000’s)	2006	2005

Audit fees (1)	$458	$206
Audit related fees (2)	39	6
Tax fees (3)	39	—
All other fees	—	—

Total	$536	$212

E&Y

Audit and Non-Audit Fees (in $000’s)	2006	2005

Audit fees (1)	$37	$13
Audit related fees (2)	—	—
Tax fees (3)	—	—
All other fees	—	—

Total	$37	$13

(1)

Audit fees are fees that we paid for the audit of our annual financial statements included in our Form 10-K and review of financial statements included in our Form 10-Qs; for the audit of our internal control over financial reporting; for the attestation of management’s report on the effectiveness of internal control over financial reporting; for services in connection with the filing of Gaiam’s Form S-3; and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; and all costs and expenses in connection with the above.

(2)	Audit related fees consisted of accounting consultations and audits in connection with acquisitions and proposed transactions.

(3)	Tax fees represent fees charged for services for tax advice, tax compliance and domestic and international tax planning.

          In accordance with the policies of our Audit Committee and legal requirements, all services to be provided by our independent registered public accounting firm are pre-approved by the Audit Committee. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such action is then communicated to the full Audit Committee at the next Audit Committee meeting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

          EKS&H is currently engaged to provide auditing services through the first quarter of 2007. The Audit Committee is in negotiations with EKS&H to be our independent registered public accounting firm again for the remainder of 2007. Representatives of EKS&H are expected to be present at the annual meeting. We expect EKS&H to be available to respond to appropriate questions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Any related party transaction is reviewed by disinterested members of management and, if material, by disinterested members of the Board or a committee thereof to ensure that the transaction reflects terms that are at least as favorable for Gaiam as the Company would expect in a similar transaction negotiated at arm’s length by unrelated parties.

          Jacquelyn Abraham, the daughter of Gaiam’s Director, President and CEO of North American Operations, Lynn Powers, is Gaiam’s Director of Human Resources and for 2006 earned an annual salary $95,000 and realized $25,850 from the exercise of options.

          Jim Argyropoulos and Barney Feinblum, Gaiam Board Members, had collectively owned approximately 2.5% of the outstanding shares of Conscious Media, Inc. (“CMI”), a company in which Gaiam increased its ownership interest in during the year ended December 31, 2006 from approximately 51.3% to effectively 100% by issuing Gaiam stock and paying cash in exchange for CMI shares. As a result of the Gaiam’s additional acquisition of CMI shares, Mr. Argyropoulos and Mr. Feinblum collectively received 85,526 shares of Gaiam Class A Common Stock in exchange for their CMI shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Exchange Act requires Gaiam’s directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of Gaiam’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Class A Common Stock and other equity securities of Gaiam. Directors, officers and 10% holders are required by Securities and Exchange Commission regulations to furnish Gaiam with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to Gaiam and the representations made by the reporting persons to Gaiam, Gaiam believes that during 2006 its directors, officers and 10% holders complied with all the filing requirements under Section 16(a) of the Exchange Act, except that our directors were late in making filings with respect to stock they received in lieu of cash for services as directors for the first quarter (Mr. Nark) and the third quarter (Messrs. Argyropoulos, Feinblum and Nark and Ms. Mowry).

SHAREHOLDER PROPOSALS

          Shareholders may submit proposals on matters appropriate for shareholder action at Gaiam’s annual meetings consistent with regulations adopted by the Securities and Exchange Commission. For shareholder proposals to be considered for inclusion in Gaiam’s proxy statement and form of proxy relating to the 2008 annual meeting of shareholders, they must be received by Gaiam not later than January 31, 2008, unless the date of the 2008 meeting of shareholders is changed by more than 30 days from May 22, 2008.

          In addition, under the terms of Gaiam’s Bylaws, unless the date of the 2008 meeting of shareholders is changed by more than 30 days from May 22, 2008, shareholders who intend to present an item of business or nomination at the 2008 annual meeting of shareholders (other than a proposal submitted for inclusion in Gaiam’s proxy material(s)) must provide notice in writing of such business or nomination to Gaiam no earlier than March 13, 2008 and no later than April 7, 2008.

          Such written notice must contain specified information, including, among other things, information as would be required to be included in a proxy statement under Securities and Exchange Commission rules, as set forth more fully in our Bylaws. All proposals or other notices should be addressed to Gaiam at 360 Interlocken Boulevard, Broomfield, Colorado 80021, Attention: Secretary.

DELIVERY OF MATERIALS

          Securities and Exchange Commission rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. In accordance with a notice that is being sent to certain beneficial shareholders (who share a single address) only one annual report and proxy statement will be sent to that address unless any shareholder at that address gave contrary instructions. We will promptly deliver a copy of such materials to any stockholder requesting the same. However, if any such beneficial shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, please contact Computershare Trust Company (Gaiam’s transfer agent & registrar) in writing by mailing to Computershare Trust Company, Attention: Householding, 350 Indiana Street, Suite 800, Golden, CO 80401, or by faxing your request to: 303-262-0700. You can also contact Gaiam by calling 303-222-3600.

COMMUNICATION WITH THE BOARD

          Shareholders may communicate with the Board of Directors, including the non-management directors, by sending a letter to the Gaiam Board of Directors, c/o Corporate Secretary, Gaiam, Inc., 360 Interlocken Boulevard, Broomfield, CO 80021. The Corporate Secretary has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. If deemed an appropriate communication, the Corporate Secretary will submit your correspondence to the Chairman of the Board or to any specific director to whom the correspondence is directed.

OTHER MATTERS

          Management does not intend to present, and has no information as of the date of preparation of this proxy statement that others will present, any business at the annual meeting, other than business pertaining to matters set forth in the notice of annual meeting and this proxy statement. However, if other matters requiring the vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

YOUR VOTE IS IMPORTANT

          WE URGE YOU TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED.

GAIAM, INC.
Proxy for Annual Meeting of Shareholders
June 19, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GAIAM, INC.

          The undersigned hereby appoints Jirka Rysavy and Lynn Powers as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Gaiam, Inc. held of record by the undersigned on April 20, 2007, at the 2007 annual meeting of shareholders of Gaiam, Inc. and any adjournment or postponement thereof, as follows:

          The undersigned has received the Notice of Meeting, the proxy statement relating to the annual meeting of shareholders to be held June 19, 2007, and Gaiam’s Annual Report for its year ended December 31, 2006, and hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS INDICATED.

PLEASE SIGN AND RETURN PROMPTLY.

PROPOSAL - ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the listed nominees.

01—Jirka Rysavy
02—Lynn Powers
03—James Argyropoulos
04—Barnet M. Feinblum
05—Barbara Mowry
06—Ted Nark
07—Paul H. Ray

❑	FOR all nominees

❑	WITHHOLD AUTHORITY to vote for all nominees

❑	FOR ALL EXCEPT: to withhold authority to vote for any individual nominee, write the number(s) of the nominee(s) in the space provided to the right: ___________

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action.

		Dated:	, 2007
Signature 1	Signature 2

Please sign exactly as your name or names appear on this proxy. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such, and where more than one executor, etc., is named, a majority must sign. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign full partnership name by an authorized person.

❑	Mark this box with an X if you have made changes to your name or address details.